                                                                   EXHIBIT 10.97



                            SYNTHETIC DIPPING MACHINE


                                       FOR


                           WILSHIRE TECHNOLOGIES, INC.






PROPOSAL NUMBER: 7109-00: REV. 2
PROPOSAL DATE: JULY 3, 1997

THIS PROPOSAL IS SUBMITTED WITH THE UNDERSTANDING THAT PRICING, DELIVERY, ENGINEERING, DESIGN, TECHNICAL AND OPERATIONAL DETAILS ARE CONFIDENTIAL TO ACC AUTOMATION AND SHALL NOT BE PASSED ON TO ANYONE OTHER THAN THE EMPLOYEES OF THE COMPANY RECEIVING THIS PROPOSAL WHO HAVE A NEED FOR SUCH INFORMATION.

                                    I N D E X


I.      EQUIPMENT AND SERVICES

        EXHIBIT A GENERAL MACHINE SPECIFICATIONS

        EXHIBIT B SEQUENCE OF OPERATION

        EXHIBIT C MACHINE LAYOUT / DRAWINGS

        EXHIBIT D SCOPE OF SUPPLY BY BUYER

        EXHIBIT E PROJECT SCHEDULE

        EXHIBIT F ACCEPTANCE TESTS AND DOCUMENTATION

        EXHIBIT G OPERATIONS TO BE CONTROLLED, MONITORED, AND/OR
                  REPORTED BY PROCESS CONTROLLER

        EXHIBIT H PRICING - BASE MACHINE PACKAGE

        EXHIBIT I SPARE PARTS

        EXHIBIT J PRE-INSTALLATION REQUIREMENTS

        EXHIBIT K PROGRESSIVE PAYMENT SCHEDULE

        EXHIBIT L INSTALLATION SUMMARY

        EXHIBIT M TRAINING

        EXHIBIT N FREIGHT / SHIPPING

        EXHIBIT O PLANT LAYOUT


II.     SALES AGREEMENT

                            SYNTHETIC DIPPING SYSTEM
                                    EXHIBIT H
                                     PRICING


1.0     BASE MACHINE PRICE

        PRICE ......................................................... $ 805,660.00


*       Project Management

*       Two (2) - 2 axis Dipping Robots

*       (12) "C" Channel Slave Pallets

*       (300) Form Mounting Racks

*       Four (4) - Oven/Rotate Stations

*       One (1) - Pre Heat Oven

*       One (1) - Glove Soak Tank with Single Speed Vertical and Timer

*       One (1) - Pallet Entry Station

*       One (1) - Pallet Exit Station

*       Electrical panel

*       PLC and control interface terminal

*       Operating and Maintenance manuals

*       Machine Enclosure for Automated Cell


2.0     OPTION - HUMIDITY CONTROL FOR DIP CHAMBERS

        PRICE .......................................................... $ 39,410.00


        GRAND TOTAL PRICE (SECTION 1.0 AND 2.0) ....................... $ 845,070.00


Installation labor and material is not included in the pricing above, which can be provided by SELLER on a time and material basis. Pricing shown is valid for a period of 60 days beyond the date of this quotation.

                            SYNTHETIC DIPPING SYSTEM

                                    EXHIBIT I

                      MECHANICAL AND ELECTRICAL SPARE PARTS


As per Exhibit A, SELLER will define and recommend a spare parts package for BUYER's review after the design phase of the project. Typical allotment for spare parts for budgetary purposes can range from 2% to 5% of total machine price.

                            SYNTHETIC DIPPING SYSTEM

                                    EXHIBIT J

                          PRE-INSTALLATION REQUIREMENTS


Buyer to provide:

1. Clean, clear installation site including the preparation of any required machine pads, trenching and supporting utilities according to SELLER's requirements.

2. Personnel and equipment for transporting the machine from any place of temporary storage at CUSTOMER'S facility to the final installation location, including rental of crane if necessary.

3. Office space for SELLER's use at or in close proximity to the installation site.

4. Fax machine for use by SELLER at or in close proximity to the installation site. BUYER to pay the charges for each fax sent.

5. Telephone for use by SELLER at or in close proximity to the installation site. BUYER to pay usage charges.

6.      Free and clear access to loading and unloading facilities.

7. Personnel support facilities at or in close proximity to the installation site.

8.      Any building modifications required to support Machine.

9.      Any foundation work necessary for the support of Machine.

10. All temporary power to facilitate installation and start up by ACC Automation personnel.

11.     All building and other licenses and permits required.

                            SYNTHETIC DIPPING SYSTEM

                                    EXHIBIT K

                          PROGRESSIVE PAYMENT SCHEDULE


*DOWN PAYMENT .............................................................................     $  84,507.00

MONTH ONE (30 DAYS A.R.O - Block Plan Layout Complete) ....................................     $  84,507.00

MONTH TWO (61 DAYS A.R.O - Approval Drawings; Dip Station, Dip Tank) ......................     $ 126,760.00

MONTH THREE (92 DAYS A.R.O - Approval Drawings; Dry/Rotate Oven, Pre Heat Oven, Soak Tank)      $  84,507.00

MONTH FOUR (122 DAYS A.R.O - Approval Drawings; Electrical) ...............................     $ 126,760.00

MONTH FIVE (153 DAYS A.R.O - Shipment #1) .................................................     $  84,507.00

MONTH SIX (184 DAYS A.R.O - Shipment #2) ..................................................     $ 126,760.00

MONTH SEVEN (214 DAYS A.R.O - Shipment #3) ................................................     $  84,507.00

COMPLETION OF COMMISSIONING ...............................................................     $  42,255.00


TOTAL UNITED STATES DOLLARS ...............................................................     $ 845,070.00

                            SYNTHETIC DIPPING SYSTEM

                                    EXHIBIT L

                              INSTALLATION SUMMARY

1.0     SCOPE

The equipment is designed in modular fashion to be erected in segments at the BUYER's site. SELLER to provide necessary field supervision on a time and material basis.


2.0     PRICING

Due to the unforeseen nature of field installations, all field services to be supplied to BUYER by SELLER, on a time and material basis, at the following rates;


        *       Field Supervisor at $65.00 per hour

        *       Field Engineering at $65.00 per hour

        * Field Living/Travel Expenses at cost plus 0%, including agreed upon "per diem" (estimated US$ 35.00 to $40.00 per day).

For budgetary purposes, we envision the installation to require approximately
(400) to (500) field supervisory hours and (200) to (300) field engineering hours for equipment commissioning.

BUYER to supply one (1) round trip airfare every 30 days for Field Supervisor, allowing for a four (4) day departure from job site.

SELLER proposes that BUYER provide local installation trade labor and field material to interconnect equipment, under supervision of SELLER's Field Supervisor.

3.0     INSTALLATION PARAMETERS

3.1     ELECTRICAL SERVICE

The BUYER is responsible for providing power (as stipulated in the contract) to the ACC AUTOMATION provided control panel. The final connection of the power feed into the main disconnect is the responsibility of the BUYER, under ACC AUTOMATION's supervision.

All material and labor required to wire from the ACC AUTOMATION control panel to ACC's machine is the responsibility of BUYER, under supervision and guidance of SELLER'S on-site supervisor.

3.2     UTILITIES

All utilities (water, steam, chilled water, air, etc.) shall be piped to the final connection points to the machine enclosure point by the BUYER, under supervision and guidance of SELLER'S on-site supervisor.

3.3     FIELD ELECTRICAL MATERIAL

Field electrical material is defined as all items required to interconnect the control panel to the items it will control Example: wire duct, conduit and fittings, wire, hangers, fasteners, welding rod, brackets, support steel, etc. All field material to be supplied by BUYER up to machine enclosure connection point.

3.4     FIELD MECHANICAL MATERIAL

Field mechanical material is defined as all items required to interconnect and attach the non-electrical components of the "Line", and stops at Machine Enclosure. Example: Hangers, fasteners, pipe, fittings, welding rod, brackets, support steel, grout, caulk, etc. All field material to be supplied by BUYER up to machine connection point.

3.5     FIELD LABOR AND TOOLS

BUYER will supply necessary electricians, millwrights, welders, etc. to install equipment as supervised by SELLER. BUYER will pay these third parties direct for services rendered. All laborers to supply personal tool sets. Purchased and/or rented field tools and lifts to be supplied by BUYER.

For budgetary purposes, field installation labor and field material/services (Sections 3.2 through 3.5 above) typically are estimated to be between 15% and 20% of the purchase price of the equipment.

                            SYNTHETIC DIPPING SYSTEM

                                    EXHIBIT M

                       OPERATING AND MAINTENANCE TRAINING


The BUYER's operating and maintenance personnel will be provided with adequate exposure and guidance to operate, monitor, and maintain the basic machine functions. SELLER's engineer(s) will be available during the installation, debugging, and acceptance testing. During this time, the operating and maintenance personnel will be familiarized with the PLC operational and maintenance features. There will also be a review of the pneumatic, electrical, and lubrication schematics and their recommended maintenance requirements.

When the acceptance testing is completed, if the personnel require additional training; on-site training can be provided on a per diem basis.

                            SYNTHETIC DIPPING SYSTEM

                                    EXHIBIT N

                          FREIGHT/SHIPPING INFORMATION

                           F.O.B POINT OF MANUFACTURE


A.      ESTIMATED VOLUME AND BUDGETARY COSTS

        4 to 6 Containers @ $2,500.00 each ....... $ 10,000.00 to $15,000.00

                                    EXHIBIT O

                                  PLANT LAYOUT


* SELLER will assist BUYER in proper layout of equipment and companion facilities within the plant.

                                 SALES AGREEMENT


AGREEMENT made as of the 3rd day of July, by and between ACC AUTOMATION CO. L.P. ("SELLER") a Delaware limited partnership with a principal place of business at 475 Wolf Ledges Parkway, Akron, Ohio 44311, United States of America and WILSHIRE TECHNOLOGIES INC., a company located at 5441 Avendida Encinas, Suite A, Carlsbad, CA 92008.
                                   WITNESSETH:

WHEREAS, BUYER desires to purchase from SELLER, and SELLER desires to sell to BUYER, Dipping Equipment (the "Equipment") manufactured, assembled and installed by SELLER in accordance with the specifications set forth on Exhibit "A" attached hereto; and

WHEREAS, BUYER and SELLER desire to establish the terms and conditions under which the Equipment will be manufactured, sold and installed by SELLER and purchased by BUYER.

NOW, THEREFORE, in consideration of the promises, agreements and covenants contained herein and other good and valuable consideration had and received, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


1.0     SALE OF EQUIPMENT

In accordance with the terms and conditions of this Agreement SELLER shall sell and BUYER shall purchase Dipping Equipment in accordance with the specifications as set forth in Exhibits "A" (hereinafter such Dipping Equipment shall be individually and collectively referred to as "Equipment").

2.0     PRICE

The total purchase price hereinafter referred to as the "Purchase Price" for the Equipment, is stated in Exhibit H.

Any and all amounts, monies and charges required to be paid by BUYER to SELLER under this Agreement shall be made in lawful United States currency only as per terms of payment given in Section 3.0.

3.0     PAYMENT TERMS AND ACCEPTANCE

3.1

Payment for Equipment purchased by BUYER hereunder or for any other service provided hereunder shall be made to SELLER or its nominee in the lawful currency of the Unites States of America by establishment of a signed contract and direct bank wire transfer or bank check of down payment in accordance with the terms of Exhibit K.

3.2

SELLER will furnish or otherwise make available to BUYER operating manuals, schematic drawings, maintenance information and all other documents and information required to be given to BUYER under this Agreement.

3.3

In the event that there is no breach in any material respect on the part of SELLER of its obligation to BUYER herein contained and the BUYER fails to comply in any respect concerning payment of the Purchase Price, then in addition to all other rights and remedies available to SELLER in law or in equity, SELLER shall have the right after 10 days prior written notice, in its sole discretion to suspend further performance under this Agreement until such time after 10 days written notice that BUYER complies with the provisions relating to payment of the Purchase Price, or may at its option, terminate this Agreement upon providing 30 days written notice, and pursue any other remedy available at law or equity. Any delay occasioned by BUYER'S failure aforementioned, shall extend any period in which SELLER is to perform for a period equal to the delay caused by BUYER hereunder.

In no event shall SELLER be liable for any costs, losses, or other liability, of any kind whatsoever which is occasioned by BUYER's failure to make timely payment and SELLER's subsequent consent.

4.0     PROJECT SCHEDULE

Subject to Section 5.0 below and to conduct of BUYER in 3.3 above, SELLER shall make commercially reasonable efforts to complete the project by the milestones in accordance with Exhibit E.

5.0     FORCE MAJEURE

SELLER shall make a commercially reasonable effort to meet the schedule set forth within the time or times stated therein, but SELLER will not be liable for any damages or delays resulting directly or indirectly from fire, embargo, strikes, Act of God, civil strike or insurrection, or failure by vendors, sub-contractors, including vendors and subcontractors of BUYER furnished equipment components or installation labor and materials, or other support agencies to meet promised shipment or required lead times when SELLER has provided timely orders, specifications, and communications that would reasonably lead to such shipments, or from the delay by reason of any rule, regulation or order of any government authority or any other cause or event beyond SELLER's reasonable control affecting its performance hereunder.

In the event of occurrence of any of the aforesaid force majeure events, the dates set forth shall be extended for a mutually agreed length of time which shall at least equal the period of such force majeure event, and all subsequent supplied shall have a corresponding time extension, in delivery by SELLER so as to avoid unnecessary building up of inventory with BUYER.

6.0     CHANGE ORDER PROCEDURE

6.1
No changes shall be made in the specifications for the Equipment set forth in Exhibit "A" hereto, or any component or sub-system thereof unless:

6.1.1
The request for the change is made in writing.

6.1.2
And, the authorized representatives of both the parties hereto sign the document requesting the change(s) within 7 days from date of receipt of the written request for the change. If either party hereto objects to the change that party must inform the other of its objection within 7 days from date of receipt of the written request for the change, failing which the proposed change shall be taken as approved by that party.

6.1.3
The Purchase Price for the Equipment shall be adjusted as mutually agreed between SELLER and BUYER to account for any changes to the Equipment which are made hereunder. Any delays occasioned as a result of such changes shall extend SELLER'S performance obligation hereunder for a reasonable length of time as mutually agreed between SELLER and BUYER which shall at least equal the period of such delay.

7.0     DELIVERY

Equipment shall be shipped F.O.B. Akron, Ohio USA or F.O.B. point of manufacture. SELLER shall have the right to select the carrier unless the carrier is designated by the BUYER, and upon delivery of the Equipment by the SELLER to the carrier, the carrier shall be deemed to be the agent of the BUYER and thereafter the risk of loss shall be on the BUYER.

8.0     WARRANTY

8.1

SELLER warrants that the Equipment manufactured and delivered by it hereunder shall (a) be free from defect in workmanship under normal use and service, (b) conform to the specifications and all applicable laws and regulations (except as otherwise expressly stipulated in the Agreement.) The warranty under this section 8.1 shall extend only to BUYER. No other warranty, whether express, implied or statutory including, without limitation, warranties as to merchantability, fitness for a particular purpose, or infringement, or arising from or under common law, multilateral or bilateral treaties, or course of dealing or usage of trade or otherwise shall exist with respect to the equipment.

8.2

All claims under such warranty shall be made in writing setting forth the alleged defect in sufficient detail to permit the identification thereof by SELLER and shall be delivered to SELLER prior to the expiration of one (1) year from the passing of the acceptance tests in accordance with acceptance criteria set forth in Exhibit F attached hereto, or be barred. Upon receipt of a timely claim, SELLER shall have the option either to inspect the Equipment claimed to be defective, while in BUYER's possession or to other designated site, at BUYER's expense, for SELLER's inspection. SELLER shall repair or, at its option, replace free of charge, any such Equipment which SELLER reasonably determines to be in breach of such warranty excluding normal wear and tear. SELLER shall ship the repaired or replaced Equipment to BUYER F.O.B. point of shipment designated by SELLER; provided, however that if in SELLER's judgment circumstances are such as to preclude the remedy of a breach of such warranty by repair or replacement, SELLER shall refund to BUYER by issuance of credit or otherwise, any part of the Purchase Price theretofore paid to SELLER.

8.3

Any installation, operation, use, maintenance, or application of any Equipment other than according to the capacities, conditions, and instructions published by SELLER or approved in writing by SELLER, or any improper storage of Equipment or the substitution in or with any product of integral, reciprocating, or related parts not approved in writing by SELLER, shall void the warranty under this Section 8.

8.4

In the event any component of the Equipment is purchased by SELLER from a third party, SELLER will extend to BUYER all applicable warranties or remedies extended to SELLER by such third party; provided however, that such extension shall not impose any additional obligation on SELLER and such warranties or remedies shall be permitted by such third party to be so extended. All limitation of liability concerning such third party warranties or remedies shall apply to BUYER to the same extent as it applies to SELLER. SELLER shall use its best efforts to execute any instruments or other documents required to extend such third party warranty and remedy to BUYER. BUYER shall contact SELLER for warranty provisioning covered by third party components.

8.5

SELLER shall charge, and BUYER shall pay, for all non-warranty service with respect to the Equipment at a rate of $65 per hour, per man, plus all applicable transportation and living costs.

8.6

The production and output references for the Equipment are subject to various external factors not within SELLER'S control, including, but not limited, to material and process formulation management and/or normal and regular maintenance of the Equipment. Accordingly, SELLER makes no express or implied guarantees concerning production or output capacities of the Equipment.

8.7

SELLER makes no warranties express or implied, of any kind or nature including the warranties of merchantability or fitness for a particular purpose, concerning the process by which, or the quality of, the end product to be produced on the Equipment.

9.0     LIMITATION OF LIABILITY

The parties hereto expressly agree that repair, replacement or refund of the Purchase Price shall be the exclusive remedy for any breach of warranty or any other claim in respect of the Equipment, including, without limitation, those based upon contract, warranty, including, without limitation, those based upon contract, warranty, tort, or strict liability. Notwithstanding any other provision herein, in no event shall SELLER or any of its subcontractors or suppliers be liable for removal or installation costs, downtime, damage to other property, loss of business or profits, or any similar or dissimilar incidental special or consequential damages of any nature arising at any time or from any cause whatsoever. In no event shall BUYER be liable for an amount greater than the Purchase Price plus any adjustments or additions thereto as expressly provided in this Agreement.

10.0    PROPERTY AND PATENT RIGHTS

10.1

SELLER retains for itself all property rights in and to all designs, inventions and improvements pertaining to the Equipment or any component thereof invented or discovered by SELLER and to all patents, trademarks, copyrights and related industrial property rights arising out of SELLER'S discovery or invention.

BUYER shall not assert any rights to property rights retained by SELLER in accordance with this Section 10.

In the event that any invention and/or improvement pertaining to the Equipment or any component thereof is invented or discovered by SELLER prior to fabrication/manufacture of the Equipment or any component thereof, SELLER shall offer but is not obligated to incorporate such invention and/or improvement into the Equipment or any component thereof to BUYER at an additional charge, and BUYER has the option whether to accept or reject such an offer as determined by SELLER.

10.2

SELLER retains exclusive rights to all engineering drawings. BUYER agrees to assert no claims to nor expect to receive any machine drawings beyond those to be supplied under this Agreement or necessary for normal, routine maintenance of the Equipment.

10.3

SELLER shall indemnify and hold harmless BUYER from any claim, suit or proceeding brought by a third party against BUYER based on a claim that the Equipment furnished hereunder infringes any patent, copyright, trade secret, trademark or other proprietary right; provided, however, that BUYER shall give SELLER prompt notice in writing of the assertion of any such claim and all authority, information and assistance required for the defense of the same. SELLER will defend any such suit or proceeding, and pay any damages and costs awarded therein against BUYER, and in the event that the use or sale of the Equipment is enjoined, SELLER shall, at its option and its own expense either
(i) replace the Equipment with non-infringing products; (ii) procure for BUYER the right to continue using the Equipment; or (iii) as a last resort, refund to BUYER the purchase price for any infringing Equipment. SELLER shall have no liability to

BUYER for any infringement based upon: (a) the use of the Equipment furnished hereunder with any other device, software or data not supplied to BUYER by SELLER; or (b) BUYER's alteration of the Equipment.

11.0    CANCELLATION

11.1

In the event that BUYER requests SELLER to stop work or cancels this Agreement or any part thereof, which for purposes of cancellation becomes effective from the date of opening of the letter of credit, for any reason other than SELLER'S breach of its obligations contained in this Agreement, cancellation charges shall be paid to SELLER as follows:

Any and all work that is complete or scheduled for completion within 30 days of the date of notification by BUYER in writing to stop work or notification of cancellation, shall be invoiced and paid in full.

All sums paid to date shall be fully earned and non-refundable, and SELLER shall invoice BUYER within 30 days for any additional charges required to reimburse SELLER for costs incurred to date that exceed the amount paid from date of termination.

11.2

For work in progress, other than work covered by Section 11.1, hereof, and any materials and supplies procured, or for which definite commitments have been made by SELLER in connection with BUYER'S order and which cannot be canceled by SELLER without liability or obligation, BUYER shall pay the actual costs for such materials and supplies and, if applicable, SELLER'S overhead expenses determined in accordance with SELLER'S standard accounting practices consistently applied, plus an amount equal to fifteen percent (15%) of such total, BUYER or BUYER'S designee shall have the right to audit SELLER'S records concerning such material, supplies, and overhead expenses.

BUYER shall promptly instruct SELLER as to the disposition of Equipment canceled pursuant to this Section 11, hereof, and SELLER shall, if requested, hold the Equipment for BUYER'S account. All costs of storage, insurance, handling, boxing or other costs in connection therewith shall be borne by BUYER and BUYER shall bear all risks of loss.

12.0    APPLICABLE LAWS

12.1

Any writ or other notice of legal process shall be sufficiently served on SELLER if delivered to SELLER'S office at the following address:


                               ACC Automation Co.
                                  P. O. Box 569
                             475 Wolf Ledges Parkway
                                 Akron, OH 44309
                                 Attn: President

12.2

The parties hereto hereby irrevocably agree that any legal action or proceeding against either of them with respect to this Agreement and any transaction contemplated hereby shall be brought in the courts of the State of Ohio located in Cuyahoga county, or of the United States of America for the Northern District of the State of Ohio, and by execution and delivery of the Agreement, the parties hereby irrevocably submit to the jurisdiction of each such court.


13.0    COMPLETE AGREEMENT; AMENDMENT

This Agreement shall constitute the entire Agreement between the parties relating to the subject matter thereof and the Equipment provided pursuant thereto, and shall supersede all previous communications or understandings between BUYER and SELLER with respect to the subject matter hereof, and except as expressly set forth herein, no alteration or addition to this Agreement shall be binding on SELLER and BUYER unless it is in writing and signed by a duly authorized officer of SELLER and BUYER respectively.


14.0    WAIVER OF TERMS AND CONDITIONS

Failure or delay of either party to insist upon strict performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies provided herein or by law, shall not release the other party from any of the obligations of this Agreement and shall not be deemed a waiver of any right of the other party to insist upon strict performance hereof or of any rights or remedy of the other party as to any prior or subsequent default hereunder.

15.0    INDEMNIFICATION

15.1    INDEMNIFICATION BY BUYER

BUYER shall protect, defend, indemnify and hold harmless SELLER, its directors, officers, employees, agents and any other person acting for or on behalf of SELLER from and against any and all expenses, claims, actions, liabilities, damages, and losses of any kind whatsoever (including, without limitation, attorneys' fees and expenses) actually or allegedly resulting from one or more of the following;

15.1.1

Inaccurate or faulty specifications, designs, data, or criteria furnished by BUYER to SELLER (BUYER'S specifications).

15.1.2

Any infringement or alleged infringement of any patent, trademark or other proprietary right arising out of SELLER's compliance with BUYER's specifications.

15.1.3

Changes in engineering specifications, data, designs or criteria made by BUYER.

15.1.4

BUYER's or any of its employees, agents, or contractors' negligence or willful misconduct in the performance or non-performance of its obligations under this Agreement.

15.1.5

The failure of BUYER, its officers, directors, agents, employees or anyone acting through or on behalf of BUYER, to operate the Equipment in accordance with manuals, directions or other operating specifications furnished by SELLER to BUYER.

15.1.6

The modification, alteration or change of the Equipment or any component, subassembly or part thereof without the prior written consent of SELLER.

15.1.7

Any lack of quality of good workmanship, or any failure in performance, of any product manufactured by BUYER, whether or not such product is manufactured, inspected, or tested with the aid or use of the Equipment, training or any other data or services furnished or recommended by SELLER.

15.1.8

Any installation, manufacture, and/or fabrication of the Equipment or any component or part thereof by BUYER or any contractor, subcontractor or other third party retained, hired, or employed by BUYER, whether directly or indirectly.

The provisions of the section 15.0 shall survive the delivery of and payment for all equipment under this Agreement.

With respect to the foregoing indemnification, BUYER expressly waives any and all rights of immunity which it may be afforded under the Workers' Compensation laws as enacted and amended from time to time in the state jurisdiction (domestic or foreign) where the principal place of business of the BUYER is located or where the BUYER has occasion to use or operate the Equipment, or where the injury, loss or damage occurred.

15.2    INDEMNIFICATION BY SELLER

SELLER shall indemnify, defend, save and hold BUYER, including its directors, officers, employees, agents and anyone else acting for or on its behalf, harmless from and against any and all liability, claims, damage, loss, demands, judgements and actions for personal injury including death or property damage, which arise or are claimed to arise out of, result from or connected with:

15.2.1

SELLER'S sole negligence or intentional misconduct in the performance or non-performance of its obligations under this Agreement.

15.2.2

Notwithstanding anything contained in this Agreement to the contrary, under no circumstance(s) will SELLER'S obligation to indemnify BUYER in accordance with this Agreement including any warranty obligation or obligation related to any claim of breach or any other claim, exceed in the aggregate, the amount of loss to BUYER (excluding consequential damages of any kind), or the Purchase Price to be paid by BUYER to SELLER for the Equipment, whichever is less.

16.0    TECHNICAL INFORMATION AND CONFIDENTIALITY

16.1

BUYER understands it may acquire or have access to information under this Agreement that is owned by SELLER and considered confidential. Concurrently, SELLER understands it may acquire or have access to information under this Agreement that is owned by BUYER and considered confidential.

This information may include research and development projects as well as data relating to them, formulations, designs, products, processes, supplies, methods of manufacture, drawings, specifications, ideas, inventions, and other information, whether patentable or copyrightable or not (the "Technical Information"). The Technical Information of the one party shall not be furnished, disclosed, distributed or otherwise used by the other party, its affiliates and/or subsidiaries, employees or agents for any purpose whatsoever without the express written consent of the other party.

In no event shall the obligations of confidentiality extend more than five (5) years from date of this Agreement.

17.0    BUYER'S RIGHT TO INSPECT

BUYER shall from time to time and during normal business hours and upon one week prior notification have the absolute right as it deems fit, whether by itself, its servants and/or agents to inspect the progress of fabrication of the Equipment at the premises of SELLER and/or its contractors.

18.0    TAXES

BUYER shall be responsible for the payment, if any, of all sales and/or use taxes imposed upon, or associated with the sale of the Equipment by the SELLER to BUYER. To the extent BUYER is exempt from paying sales and/or use taxes, BUYER will furnish SELLER with an appropriate tax exemption certificate.

The price determined in paragraph two is the total price to be paid to SELLER by BUYER inclusive of all taxes, fees, and duties and/or levies in the United States.

19.0    NOTICES

Unless otherwise specified herein, all notices, requests or other communications to or upon any of the parties hereto shall be in writing and shall be sent by prepaid registered post, telex or cable. Any such notices, requests or other communications to SELLER shall be sent to SELLER in the manner aforesaid.

Any such notices, requests or other communication to BUYER shall be sent to the address of BUYER here above written. Any notice, request or other communication sent by registered post shall be deemed to have been delivered at the time when in the ordinary course of such post it would have been so delivered and in the case of despatch by telex or cable on the business day immediately following the date of despatch. The controlling language for all communication between the parties hereto shall be English.

20.0    CAPTIONS

The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of the Agreement or affect the construction hereof.

21.0    NOUNS AND PRONOUNS

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of names and pronoun shall include the plural and vice-versa.

22.0    SEVERABILITY

If any provision hereof is held invalid or at variance with the present or future requirements of the law applicable thereto, such provision alone shall become inoperative, and the rights of the parties hereto shall in no manner be prejudiced by reason of the inclusion of such provision in this Agreement.

The parties hereto shall negotiate in good faith to replace such unlawful provision with a lawful provision which accomplishes to the fullest possible extent the intent and purpose of the provision so declared unlawful.

23.0    MERGER PROVISIONS

This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous Agreements and understandings of the parties in connection therewith.

24.0    COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument, provided however that the English text of this Agreement shall be considered the original version of this Agreement and shall be binding upon the parties hereto.

25.0    EXHIBITS

Exhibits A, B, C, D, E, F, G, H, I, J, K, L, M, N, and O hereto shall be read and construed as an essential part of this Agreement.

       EXHIBIT A - General Machine Specifications
       EXHIBIT B - General Machine Layout
       EXHIBIT C - Selected Machine Conceptual Engineered Drawings EXHIBIT D - Scope of Supply by BUYER
       EXHIBIT E - Project Schedule
       EXHIBIT F - Acceptance Tests and Documentation
       EXHIBIT G - Operations to Be Controlled by the PLC
       EXHIBIT H - Pricing EXHIBIT I - Spare Parts
       EXHIBIT J - Pre-Installation Requirements
       EXHIBIT K - Progressive Payment Schedule
       EXHIBIT L - Installation Summary
       EXHIBIT M - Training
       EXHIBIT N - Freight / Shipping
       EXHIBIT O - Plant Layout

26.0    AGREEMENT BINDING ON SUCCESSORS-IN-TITLE

This Agreement shall be binding on the successors-in-title of SELLER and the successors-in-title of BUYER.

27.0    ASSIGNABILITY

This Agreement and all rights and obligations hereunder shall not be assigned in whole or in part by the SELLER without the prior written consent of the BUYER, except that without such consent, SELLER may assign this Agreement to any person, corporation or other entity to which SELLER or substantially all of SELLER's business with respect to the Equipment, is transferred by merger, consolidation, sale of assets or otherwise, or to any subsidiary or affiliated corporation. The parties hereto hereby expressly agree that the restriction on assignment contained in this Section does not affect the BUYER, provided, however, and notwithstanding any assignment by BUYER.

BUYER shall remain liable in all respects concerning all obligations imposed upon it under this Agreement, including without limitation that relating to the payment of the Purchase Price set forth in Section 2.0.

28.0    FIELD AND TECHNICAL SUPPORT

SELLER will provide to BUYER field and technical support personnel plus living expenses in the field, to supervise installation, trial runs and commissioning, on a time and material basis at a cost of $65.00 per hour, per man. BUYER to provide for field labor, field material, and associated erection costs for installation of equipment.

Any payments to SELLER by BUYER under this paragraph shall be paid in lawful United States currency, in accordance with expended amount. Invoices will be mailed by SELLER every 2 weeks based upon actual accrued expenses at the rates specified in this Agreement. Payment is due 7 days after receipt of invoice.

29.0    REPRESENTATION OF AUTHORITY

The parties further represent and warrant to the other that they have the full and absolute authority to enter into this Agreement and the individual signing this Agreement on their behalf has the authority to do so. This Agreement when executed shall constitute the legally binding obligation of the parties hereto.

30.0    SOFTWARE TECHNOLOGY LICENSE

SELLER is the owner of certain proprietary and confidential computer software technology used in connection with the operation and programming of the Equipment. SELLER hereby grants to BUYER a fully paid up non-exclusive license to use such technology only in connection with the Equipment which is the subject of this Agreement. The grant of the license hereunder is conditioned and contingent upon payment in full of the purchase price for the Equipment.

This license expressly permits BUYER to deliver the Equipment, the computer software technology, the drawings, specifications, instructions, and other written materials to a third party who will maintain possession of all such property and operate same for the benefit of BUYER under a written contract, provided that such written contract restricts such third party from use of all such property other than as permitted to BUYER according to the terms hereof. This license expressly prohibits BUYER or any third party from manufacturing another unit of the Equipment or any component thereof, or any variation of such equipment or component.



ACC AUTOMATION CO.


/s/ Thomas A. Doland
--------------------
SIGNATURE

Thomas A. Doland, President
---------------------------
NAME AND TITLE

7/16/97
-------
DATE


WILSHIRE TECHNOLOGIES, INC.


/s/ John Van Egmond
-------------------
SIGNATURE

President & CEO
---------------
NAME AND TITLE

7/28/97
-------
DATE